Exhibit 99.1
For Immediate Release
INFINITY ANNOUNCES SECOND QUARTER OPERATING
RESULTS
COMPANY OBTAINS RATIFICATION OF EXPLORATION AND
DEVELOPMENT CONTRACTS FROM REGIONAL GOVERNMENT
COUNCILS IN NICARAGUA
DENVER, Colorado (August 19, 2008) – Infinity Energy Resources, Inc. (Pink Sheets: IFNY.PK) (the “Company”), an independent oil and gas exploration and development company, today reported its operating results for the second quarter and six months ended June 30, 2008.
On August 18, 2008, the Company filed its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2008. It is recommended that interested parties consult the Form 10-Q report, along with the Annual Report on Form 10-K for the year ended December 31, 2007, for additional information on the Company and its financial condition. A brief summary of operating results for the respective periods ended June 30, 2008 is provided below.
Financial and Operations Review
For the three months ended June 30, 2008, revenue approximated $1.3 million, compared with $2.5 million in the second quarter of 2007. An operating loss of $0.6 million was posted in the most recent quarter, compared with an operating loss of $17.3 million in the corresponding period of the previous year. The Company reported a net loss of $0.8 million, or $0.05 per share, for the quarter ended June 30, 2008, versus a net loss of $16.1 million, or $0.90 per share, in the quarter ended June 30, 2007. Operating results for the second quarter of 2007 included a credit of $1.2 million related to changes in derivative values.
For the six months ended June 30, 2008, revenue approximated $2.5 million, compared with $4.6 million in the six months ended June 30, 2007. An operating loss of $1.4 million was posted in the first half of 2008, compared with an operating loss of $19.5 million in the corresponding period of the previous year. The Company reported a net loss of $2.1 million, or $0.12 per share, for the six months ended June 30, 2008, versus a net loss of $19.8 million, or $1.11 per share, in the six months ended June 30, 2007.

Operating results for the first half of 2008 and 2007 included charges of $34,000 and $351,000, respectively, related to changes in derivative values.
EBITDA (earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, and change in derivative fair value) for the three and six months ended June 30, 2008 approximated $41,000 and ($271,000) respectively. (Note: A reconciliation of net loss to EBITDA, a non-GAAP measure, is provided in the financial tables following this commentary).
Exploration and production operations produced 105.9 million cubic feet equivalents (MMcfe) and 228.8 MMcfe during the three and six months ended June 30, 2008, respectively, compared with 346.3 MMcfe and 656.3 MMcfe in the respective prior-year periods. The following table provides information for the three and six months ended June 30, 2008 and 2007, respectively:

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Production:
Natural gas (MMcf)	105.9	244.3	227.3	473.3
Crude oil (thousands of barrels)	—	17.0	0.3	30.5
Total (MMcfe)	105.9	346.3	228.8	656.3
Financial Data (thousands of dollars):
Total revenue	$1,286	$2,533	$2,486	$4,632
Production expenses	622	1,262	1,402	3,320
Production taxes	41	166	68	301
Financial Data per Unit ($ per Mcfe):
Total revenue	$12.14	$7.31	$10.87	$7.05
Production expenses	5.87	3.64	6.12	5.06
Production taxes	0.39	0.48	0.30	0.46
Infinity achieved oil and gas revenue of $1.3 million in the three months ended June 30, 2008, compared with $2.5 million in the prior-year period. The $1.2 million, or 49%, decrease in revenue consisted of an approximate $1.7 million decrease attributable to lower oil and gas production, offset by a $0.5 million increase in average prices. The decrease in equivalent production was principally the result of production in 2007 from properties sold to Forest Oil Corporation (“Forest Oil”) in January 2008.
Approximately $2.7 million in net cash was used in operating activities during the six months ended June 30, 2008, compared with $1.1 million in net cash used in operating activities in the year-earlier quarter. Net cash provided by investing activities, including proceeds from the sale of certain producing properties in the Rocky Mountain region, totaled $15.3 million in the first half of 2008, versus $15.8 million of cash used in investing activities in the first half of 2007.
Sale of Assets / Farmout
On January 7, 2008, Infinity Oil & Gas of Wyoming, Inc., a wholly owned subsidiary of the Company (“Infinity-Wyoming”), completed the sale of essentially all of its producing oil and gas properties in Colorado and Wyoming, along with 80% of its working interest in undeveloped leaseholds in Routt County, Colorado and Sweetwater County, Wyoming to Forest Oil. In addition, on December 27, 2007, Infinity Oil and Gas of Texas, Inc., a wholly owned subsidiary of the Company (“Infinity-Texas”), entered into a Farmout and Acquisition Agreement with Forest Oil (the “Farmout Agreement”) for certain oil and gas leaseholds in Erath County, Texas. Under the agreement, Forest Oil will operate and earn a 75% interest in the spacing unit for each well in a 10-well drilling program. If Forest Oil completes the drilling program, it will earn a 50% interest in the approximate 25,000 remaining undeveloped net acres and existing Erath County infrastructure owned by Infinity-Texas
Amendment to the Second Forbearance Agreement
On March 26, 2008, the Company entered into the Second Forbearance Agreement under its Revolving Credit Facility with Amegy Bank (“Amegy”) as a result of the Company’s failure to meet substantially all financial and certain other covenants during certain periods of 2007. Under this agreement, Amegy agreed to forbear from exercising any remedies under the Revolving Credit Facility, the revolving note and the related loan documents and to temporarily waive the covered events of default through May 30, 2008. The Company was required to repay the borrowing base deficiency by May 30, 2008, through the sale of assets, refinancing of the loan or some other means of raising capital. The Company failed to comply with the terms of the Second Forbearance Agreement and is currently in discussions with Amegy regarding an extension of the forbearance period or a new forbearance agreement; however, the Company may be unable to reach agreement on these matters at all or on acceptable terms. Amegy is currently entitled to impose a default interest rate (prime plus 6.5%) or to declare an event of default, at which point the entire unpaid balance of the loan, together with all accrued and unpaid interest and other amounts then owing to Amegy would become immediately due and payable. Amegy or other creditors may take action to enforce their rights with respect to outstanding obligations, and Infinity may be forced to liquidate. Because substantially all of the Company’s assets are collateral under the Revolving Credit Facility, if Amegy declares an event of default, it would be entitled to foreclose on and take possession of the Company’s assets.
These matters, as wells as other risk factors related to the Company’s liquidity and financial position, as further discussed in the Company’s Form 10-K and Form 10-Q filings, raise substantial doubt as to the Company’s ability to continue as a going concern.
Management Comments
“The second quarter of 2008 was noteworthy in several respects as Infinity made significant progress on its Nicaragua concessions and Forest Oil commenced drilling two new wells on our Barnett Shale property in Erath County, Texas,” noted Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc.

“In addition, we were able to work with our vendors to settle a significant portion of our accounts payable and reduce our working capital deficit. These developments, along with the farmout with Forest Oil, should allow Infinity time to enhance the value of its remaining assets.”
“Although our revenue declined significantly following the sale of our producing oil and gas properties in Colorado and Wyoming to Forest Oil in January 2008, the Company’s second quarter operating loss was reduced substantially when compared with the prior-year period. Higher oil and gas prices widened our revenue/expense spread per Mcfe from $3.19 in the second quarter of 2007 to $5.88 per Mcfe in the most recent quarter.”
“The sale of our producing properties in Colorado and Wyoming to Forest Oil allowed Infinity to significantly reduce its outstanding debt. We retained 100% ownership of our exploratory properties in the Piceance Basin and LaBarge areas in the Rocky Mountains, along with a 20% working interest in any future wells that Forest Oil may drill in the Sand Wash Basin. Meanwhile, we are working closely with Amegy to financially reposition the Company in accordance with its business strategy and focus upon oil and gas development activities in Texas and offshore Nicaragua.”
“I am pleased to report that Forest Oil has commenced drilling two in a series of up to ten new wells in Erath County, Texas, in accordance with its farmout relationship with Infinity,” stated Dr. Renato Bertani, Chief Operating Officer of the Company. “Assuming drill results are favorable, we would expect to realize the benefits of initial production from these activities, which are being funded by Forest Oil, beginning in the third or fourth quarters of 2008. Meanwhile, our Infinity-Texas subsidiary anticipates that its 2008 capital expenditures will be limited to less than $0.5 million to potentially complete two vertical wells that were drilled last year. Our Infinity-Wyoming subsidiary expects to spend less than $0.5 million to plug and abandon and perform reclamation activities on several wells, and potentially to conduct additional geological and geophysical analysis.”
“We continue to work towards finalizing the contracts related to our 1.4 million-acre offshore oil and gas concessions in Nicaragua,” observed Ross. “Last week, as previously reported, the regional government council of the Autonomous Region of the Northern Atlantic (“RAAN”) voted to ratify the Company’s offshore Nicaraguan exploration and development contracts on August 13, 2008. This followed the ratification of the contracts by the regional government council of the Autonomous Region of the Southern Atlantic (“RAAS”) on July 4, 2008. The contracts must now go to the national government in Managua for final review and signature by Nicaragua’s President, which we hope will be forthcoming in a timely manner. We are prepared to move forward immediately with training of personnel, environmental studies, seismic and other exploratory activities once final approval is granted by the Nicaraguan government. We have already been in contact with several international oil and gas companies regarding their potential interest in working with Infinity to pursue an exploration and development program on the Perlas and Tyra concession blocks, which total 1.4 million acres in waters offshore Nicaragua that range in depth from 100 feet to 300 feet. We continue to believe the offshore Nicaragua concessions have ‘world-class’ potential and could be the Company’s most valuable asset.”
Conference Call and Webcast
The Company intends to schedule an investor conference call upon the signing of an extension of the existing forbearance agreement with Amegy or entry into a new forbearance agreement. Management is optimistic that such agreement(s) will be entered into in the near future.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States. The Company also has oil and gas concessions covering 1.4 million acres offshore Nicaragua in the Caribbean Sea.
The Company is headquartered in Denver, Colorado and its common stock is listed on the Pink Sheets under the symbol “IFNY.PK”. For more information on Infinity Energy Resources, Inc., please visit http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0.
Forward-Looking Statement
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the Company’s ability to negotiate successfully with Amegy with respect to ongoing liquidity issues and with respect to an extension of the forbearance period or a new forbearance agreement, the ability of the Company to continue as a going concern, anticipated capital expenditures in 2008, the success of the farmout with Forest Oil and the realization of benefits from potential new wells in the third and fourth quarters of 2008, the success of the Company’s efforts to seek ratification of its Nicaraguan contracts, plans to move forward with exploration in Nicaragua, and the Company’s ability to find an acceptable partner with which to pursue its exploration and development program in Nicaragua. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, increases in interest rates, actions by Amegy and/or other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms or at all, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.

For additional information, please contact:
Stanton E. Ross, President/CEO at (720) 932-7800
(Financial Highlights Follow)

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2008	2007
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$1,238	$741
Accounts receivable	741	1,164
Prepaid expenses and other	237	104
Prepaid severance taxes	—	675

Total current assets	2,216	2,684

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion, amortization and ceiling write-down
Proved	7,290	21,429
Unproved	11,556	17,097
Other assets, net	232	1,090

Total assets	$21,294	$42,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of debt	$9,910	$22,000
Accounts payable	1,405	5,472
Accrued liabilities	2,818	4,973
Current portion of asset retirement obligations	432	423

Total current liabilities	14,565	32,868

Long-term liabilities
Production taxes payable and other liabilities	99	426
Asset retirement obligations, less current portion	518	1,087
Derivative liabilities	119	194

Total liabilities	15,301	34,575

Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding 0 (6/30/08) and 0 (12/31/07) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 17,869,375 (6/30/08) and 17,871,157 (12/31/07) shares	2	2
Additional paid-in capital	79,716	79,371
Accumulated deficit	(73,725)	(71,648)

Total stockholders’ equity	5,993	7,725

Total liabilities and stockholders’ equity	$21,294	$42,300

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
		(in thousands, except per share data)
Revenue
Oil and gas sales	$1,286	$2,533	$2,486	$4,632

Operating expenses
Oil and gas production expenses	622	1,262	1,402	3,320
Oil and gas production taxes	41	166	68	301
General and administrative expenses	812	753	1,609	1,717
Depreciation, depletion, amortization and accretion	385	1,871	777	3,004
Ceiling write-down of oil and gas properties	—	15,750	—	15,750

Total operating expenses	1,860	19,802	3,856	24,092

Operating loss	(574)	(17,269)	(1,370)	(19,460)

Other income (expense)
Interest expense, net of capitalization	(320)	—	(776)	—
Change in derivative fair value	1	1,223	(34)	(351)
Other	68	(13)	103	(28)

Total other income (expense)	(251)	1,210	(707)	(379)

Net loss	$(825)	$(16,059)	$(2,077)	$(19,839)

Basic and diluted net loss per share
Net loss	$(0.05)	$(0.90)	$(0.12)	$(1.11)

Weighted average shares outstanding-basic and diluted	17,869	17,871	17,869	17,871

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months
	Ended June 30,
	2008	2007
	(in thousands)
Cash flows from operating activities
Net loss	$(2,077)	$(19,839)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, depletion, amortization and accretion	777	3,004
Ceiling write-down of oil and gas properties	—	15,750
Non-cash stock-based compensation expense	345	585
Change in fair value of derivative instruments	(75)	(1,069)
Unrealized loss on commodity derivative instruments	—	1,565
Gain on sale of assets	(17)	—
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	423	87
(Increase) decrease in prepaid expenses and other	518	(107)
Increase (decrease) in accounts payable and accrued liabilities	(2,569)	(1,029)

Net cash used in operating activities	(2,675)	(1,053)

Cash flows from investing activities
Capital expenditures — exploration and production	(3,267)	(15,808)
Decrease in other assets	852	—
Proceeds from sale of fixed assets	17,677	—

Net cash provided by (used in) investing activities	15,262	(15,808)

Cash flows from financing activities
(Repayment of) proceeds from borrowings on debt	(12,090)	17,000
Debt issuance costs	—	(865)
Repayment of notes payable	—	(25)

Net cash (used in) provided by financing activities	(12,090)	16,110

Net increase (decrease) in cash and cash equivalents	497	(751)

Cash and cash equivalents
Beginning	741	872

Ending	$1,238	$121

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss From Continuing Operations to EBITDA(1)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Net loss from continuing operations	$(825)	$(16,059)	$(2,077)	$(19,839)
Adjustments
Depreciation, depletion, accretion and amortization	385	1,871	777	3,004
Ceiling write-down of oil and gas properties	—	15,750	—	15,750
Non-cash stock-based compensation expense	162	262	345	585
Change in derivative fair value	(1)	(1,178)	(75)	(1,069)
Unrealized loss on commodity derivative instruments	—	33	—	1,565
Interest expense	320	—	776	—
Non-cash expense related to the early extinguishment of debt	—	—	—	—
(Gain) loss on sale of assets	—	—	(17)	—
Income taxes	—	—	—	—

EBITDA	$41	$679	$(271)	$(4)

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, stock-based compensation, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies.